Exhibit 99.1

Joint Filer Information

Name:
  Windamere, LLC*

Address:
  6402 Cardeno Drive
  La Jolla, CA 92037

Designated Filer:
  Scott L. Glenn

Issuer & Trading Symbol:
  Dexcom, Inc. (DXCM)

Date of Event Requiring Statement:
  4/19/2005

Signature:
  By:  /s/ Scott L. Glenn
  Its:  Managing Member




Name:
  Windamere II, LLC*

Address:
  6402 Cardeno Drive
  La Jolla, CA 92037

Designated Filer:
  Scott L. Glenn

Issuer & Trading Symbol:
  Dexcom, Inc. (DXCM)

Date of Event Requiring Statement:
  4/19/2005

Signature:
  By:  /s/ Scott L. Glenn
  Its:  Managing Member


*No longer subject to Section 16.